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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated July 26, 1999 relating to the financial statements of EMusic.com Inc. (formerly Goodnoise Corporation), our report dated March 31, 1999 relating to the financial statements of Creative Fulfilment Inc., and our report dated July 21, 1999 relating to the financial statements of Internet Underground Music Archive Inc. ("IUMA") which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          _____________________________________
                                          PricewaterhouseCoopers LLP

San Jose, California
January 10, 2000